EXHIBIT 23.01



             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-18141, 333-304, 33-93444, and 33-48480) and in the Registration
Statement  on  Form  S-8  (Nos.  333-18111,  333-18113, 33-92868, 33-87274,
33-48479, and 33-48478) of Praxair, Inc. of our report dated February 7, 1997 appearing on page 43 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP


Stamford, Connecticut
March 10, 1997